Exhibit 99.1

QUARTERLY REPORT for the period ended 31 March 2016

FINANCIAL HIGHLIGHTS

-	Average production for the quarter ended 31 March 2016 was 637 barrels of oil equivalent per day

-	Estimated oil and gas revenue was US$1.2 million for the quarter (there is generally a two to three month delay between production and the receipt of funds).

-	The Company’s G&A cost was reduced to US$0.8 million for the three months to 31 March 2016 from US$1.2 million for the prior corresponding period in 2015.

-	The closing cash balance for the quarter is US$0.6 million.

OPERATIONAL HIGHLIGHTS

-	All 23 wells, except for the Everett 1-15H well, are currently on full production in North Stockyard Field. Gross oil production for the quarter was 184,884 barrels. Gross gas sold was approximately 371,181 MCF.

-	Samson closed on the acquisition of 51,305 net acres and 720 BOPD of production in the Williston Basin of North Dakota and Montana for the purchase price of $16.0 million. This closing occurred on 31 March 2016, though the cash payment and extension in the credit facility was completed on 1 April 2016. Samson will be operating approximately 100 wells from this acquisition.

PRODUCTION

Production for the March 2016 quarter decreased from the December 2015 quarter as a result of the natural decline expected from wells in Samson’s project area.

Prior 12 month production by quarter

	Q2 2015	Q3 2015	Q4 2015	Q1 2016
OIL, BO	87,568	61,220	51,009	41,927
GAS, MCF	57,811	90,220	88,848	92,399
BOE	97,203	76,257	65,817	57,327
BOEPD	1,080	847	731	637

Samson Oil & Gas Limited Level 16, AMP Building, 140 St Georges Terrace, Perth WA 6000 T: +618 9220 9830 F: +618 9220 9820 ABN: 25 009 069 005 ASX: SSN	Samson Oil & Gas USA 1131, 17th Street, Suite 710, Denver Colorado 80202 T: +1 303 295 0344 F: +1 303 295 1961 NYSE: SSN

SAMSON OIL & GAS LIMITED
March 2016 Quarterly Report

Current quarter production by month

	January	February	March
OIL, BO	14,978	13,331	13,618
GAS, MCF	31,730	29,610	31,059
BOE	20,266	18,266	18,795
BOEPD	653	630	606

Note:

Production information (volumes and prices) may differ from previously advised information as there is generally a two to three month lag between production and receipt of sales and cash from the field operators.  Prior to receiving the final sales information, production is estimated from information provided by the operator and in some instances, third parties.

Estimated net production and revenue:

	OIL Bbls	OIL US$	GAS Mscf	GAS US$	TOTAL US$
December 2015 Quarter	51,009	1,781,036	88,848	188,234	1,969,270
March 2016 Quarter	41,927	1,055,608	92,399	153,425	1,209,033

Average commodity prices:

	GAS US$/Mscf	OIL US$/Bbl
December 2015 Quarter	$2.12	$34.91
March 2016 Quarter	$1.66	$25.18

In some cases revenue is yet to be received and is therefore an estimate.

LAND

PROJECT	BASIN	STATE	COUNTY	NET ACRES
Hawk Springs	DJ	Wyoming	Goshen	4,429
Roosevelt	Williston	Montana	Roosevelt	6,454
North Stockyard	Williston	North Dakota	Williams	531
Rainbow	Williston	North Dakota	Williams	294
Foreman Butte	Williston	North Dakota/Montana	Numerous	51,305
South Prairie	Williston	North Dakota	Renville	6,252
State GC	Delaware	New Mexico	Lea	130

PROJECTS

Hawk Springs Project, Goshen County, Wyoming

Permo-Penn Project, Northern D-J Basin

Samson currently has a 37.5% Working Interest

Samson is in the final stage of monitoring the pressure build-up in the Bluff #1-11 well to determine if any continuing fluid movement exists in the Permian Hartville reservoir. The pressure has been gradually building up over time. If the pressure builds back up to the original bottom hole pressure, Samson may be able to determine that the drive mechanism is a water drive at which point it may be worth opening the well up again to flow and potentially identify an oil leg. The final evaluation of the pressure build-up is expected to be completed by mid-year 2016.

SAMSON OIL & GAS LIMITED
March 2016 Quarterly Report

Rainbow Field, Williams County, North Dakota

Mississippian Bakken Formation, Williston Basin

Gladys 1-20H

Samson 23% Working Interest

During the quarter the Gladys 1-20H well produced 9,255 barrels of oil (gross) and 13,862 MCFG (gross). The well averaged 102 BOPD and 152 MCFGPD during the quarter. This well is the first in the Rainbow project, which is expected to support a drilling program of up to 7 wells, comprised of 4 wells in the middle Bakken and 3 in the Three Forks.

Cane Creek Project, Grand & San Juan Counties, Utah

Pennsylvanian Paradox Formation, Paradox Basin

Samson 100% Working Interest

Samson was granted an option period for two years by SITLA (the Utah School and Institutional Trust Lands Administration) in order to enter into a Multiple Mineral Development Agreement (“MMDA”) with another company who holds leases to extract potash in an acreage position situated within our project area. Upon entering into the MMDA, SITLA is obligated to deliver 8,080 net acres of oil and gas leases covering our project area located in Grand and San Juan Counties, Utah at a cost of $75 per acre to Samson. The MMDA has been finalized and is now in the process of being executed.

This acreage is located in the heart of the Cane Creek Clastic Play of the Paradox Formation along the Cane Creek anticline. The primary drilling objective is the overpressured and oil saturated Cane Creek Clastic interval. Keys to the play to date include positioning along the axis of the Cane Creek anticline and exposure to open natural fractures. The 3-D seismic survey is currently being designed to image these natural fractures. The seismic shoot was surveyed and permitted this past summer. This project displays very robust economics in a low priced oil environment using the evidence obtained from a nearby competitor well that has produced 802,967 BO in just over two years and has an EUR of 1.2 million barrels of oil. Initial production rates are around 1,500 BOPD and decline rates are very modest.

Foreman Butte Project, McKenzie County, North Dakota

Mississippian Madison Formation, Williston Basin

Samson 87% Operated Average Working Interest

On April 1st, Samson closed on the acquisition of 51,305 net acres of oil and gas leases, producing oil and gas wells, currently shut-in wells and associated facilities in North Dakota and Montana for a cash price of $16.5 million. The properties currently produce approximately 720 BOPD from 41 net producing wells. Netherland Sewell & Associates have estimated that the properties contain Proved Reserves of 8.5 million barrels of oil with a Net Present Value of $84.9 million as at October 1st, 2015, the effective date of the transaction.

The 51,305 net acres of petroleum leases that were acquired include the right to exploit hydrocarbons down to the top of the Bakken Formation. For a portion of the leases, Samson is also acquiring the rights to the deeper geologic section below the Bakken pool. The properties have been in production for several years and represent production from various geologic horizons above the Bakken Formation, including the Ratcliffe and Mission Canyon intervals of the Mississippian Madison Formation which provide conventional oil and gas accumulations in this region. The properties have largely been developed using 640 acre horizontal wells or 40 acre vertical wells. With the current lower oil service costs, Samson envisages development of the acquired PUD locations by using longer laterals, infilling the historical 640 acre wells or developing 40 acre infills adjacent to existing or known production.

Samson’s immediate focus, however, will be on the 18 wells in the PDNP category, since the Company expects that these wells can be bought back on line with minimal capital expenditure. Samson also sees additional upside using an acid-based stimulation of the existing PDP and PDNP wells in light of the reservoir’s calcium carbonate-based architecture. No stimulation of these reservoirs has ever been undertaken but this style of stimulation treatment has resulted in a 4-10 times uplift in production rates in other wells in the region.

SAMSON OIL & GAS LIMITED
March 2016 Quarterly Report

LIQUIDITY

Sources of cash for the next quarter are as follows:

US$(’000’s)
Current cash on hand	500
Cash receipts from December quarter oil and gas sales	2,678
Net cash from issue of shareholder equity	1,300
Cash payout from closing out existing hedge program	250
Settlement from Haliburton	725
TOTAL	5,453

* Estimate based on realized March quarter production and $25 oil price (indicative of current Bakken oil pricing), allowing for a two month delay between production and cash receipt, including the impact of post effective date revenues from the impact of the Foreman Butte acquisition

FINANCIAL

Cash Distribution

Bank of the West (Samson’s trading bank)	US$320,045
Bank of New York Mellon	US$17,947
Mutual of Omaha	US$180,367
National Australia Bank	A$18,534

Foreign Exchange Rates

The closing A$:US$ exchange rate on 31 March 2016 was $0.7657 The average A$:US$ exchange rate for the quarter was $0.7209.

The Company’s cash position at 31 March 2016 was as follows:

US$(‘000’s)
Cash at bank on deposit	532

Hedging

In conjunction with the closing of the Foreman Butte transaction and the extension of the Mutual of Omaha credit facility, Samson closed out its existing hedge portfolio and has put the following hedging in place with respect to WTI and Henry Hub pricing:

Product	Start Date	End Date	Volume (BO/Mmbtu)	Floor $	Ceiling $
WTI	1 May 2016	30 Apr 2018	147,462	41.50	63.00
Henry Hub	1 May 2016	31 Oct 2016	192,029	1.90	2.40
Henry Hub	1 Nov 2016	31 Mar 2017	134,088	2.60	3.35
Henry Hub	1 Apr 2017	31 Oct 2017	167,682	2.40	2.91
Henry Hub	1 Nov 2017	30 Apr 2017	127,030	2.80	3.60

Product	Start Date	End Date	Volume (BO)	Swap Price $
WTI	1 May 2016	31 Dec 2016	113,925	41.20
WTI	1 Jan 2017	31 Dec 2017	141,255	44.09
WTI	1 Jan 2018	30 Apr 2018	39,720	45.55

As at 31 March 2016, the value of Samson’s hedging program was ($0.2 million). At 21 April 2016, the value of Samson’s hedging program was nil.

SAMSON OIL & GAS LIMITED
March 2016 Quarterly Report

Equity Issue

In April 2016, Samson issued 378,020,400 ordinary shares in the form of 1,890,102 ADS to raise gross proceeds of $1.4 million. After payment of offering expenses, the funds will be used to initiate the development program of the newly acquired Foreman Butte project.

For and on behalf of the Board of SAMSON OIL & GAS LIMITED	For further information please contact Denis Rakich, Director/Company Secretary, on 08 9220 9882

TERRY BARR Managing Director	Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.

29 April 2016

SAMSON OIL & GAS LIMITED
March 2016 Quarterly Report

Rule 5.3

Appendix 5B

Mining exploration entity quarterly report

Introduced 01/07/96 Origin Appendix 8 Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10

Name of entity
Samson Oil and Gas Limited

ABN	Quarter ended (“current quarter”)
25 009 069 005	31 March 2016

Consolidated statement of cash flows

Cash flows related to operating activities		Current quarter $US’000	Year to date (9.months) $US’000
1.1	Receipts from product sales and related debtors	1,939	8,482
1.2	Payments for (a) exploration & evaluation (b) development (c) production (d) administration	- (369) (798) (977)	(315) (1,428) (3,997) (3,419)
	Dividends received
	Interest and other items of a similar nature received	-	2
	Interest and other costs of finance paid	(204)	(603)
	Income tax(payment) refund	-	-
	Other (provide details if material) Costs to abandon old wells Receipts from derivative instruments (hedges) Payments for operating bonds	- 327 (325)	(98) 437 (325)
	Net Operating Cash Flows	(407)	(1,264)
	Cash flows related to investing activities
	Payment for purchases of: (a) prospects (b) equity investments (c) other fixed assets	-	(500)

SAMSON OIL & GAS LIMITED
March 2016 Quarterly Report

Proceeds from sale of: (a) prospects (b) equity investments (c) other fixed assets	- - -	- - -
Loans to other entities
Loans repaid by other entities
Other (provide details if material)
Net investing cash flows	-	(500)
Total operating and investing cash flows	(407)	(1,764)
Cash flows related to financing activities
Proceeds from issues of shares, options, etc.	-	1
Proceeds from sale of forfeited shares
Proceeds from borrowings	-	301
Repayment of borrowings	-	-
Dividends paid
Other (provide details if material)	-	-
Net financing cash flows	-	302
Net increase (decrease) in cash held	(407)	(1,462)
Cash at beginning of quarter/year to date	943	2,062
Exchange rate adjustments to item 1.20	(4)	(68)
Cash at end of quarter	532	532

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current quarter $US'000
1.23	Aggregate amount of payments to the parties included in item 1.2	201
1.24	Aggregate amount of loans to the parties included in item 1.10	-
1.25	Explanation necessary for an understanding of the transactions
	Monies paid to Directors for salary and fees

SAMSON OIL & GAS LIMITED
March 2016 Quarterly Report

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

2.2	Details of outlays made by other entities to establish or increase their share in projects in which the reporting entity has an interest

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $US’000	Amount used $US’000
3.1	Loan facilities	19,000	19,000
	Credit standby arrangements	-	-

*In April 2016 this was extended to $30.5 million.

Estimated cash outflows for next quarter*

		$US’000
4.1	Exploration and evaluation	-
	Development	663
	Production	2,097
	Administration	750
	Total	3,510

* Estimated cash outflows will be funded through cash receipts from oil and gas sales.

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $US’000	Previous quarter $US’000
5.1	Cash on hand and at bank	532	943
5.2	Deposits at call	-	-
	Bank overdraft	-	-
	Other (provide details)	-	-
	Total: cash at end of quarter (item 1.22)	532	943

SAMSON OIL & GAS LIMITED
March 2016 Quarterly Report

Changes in interests in mining tenements

		Tenement reference	Nature of interest (note (2))	Interest at beginning of quarter	Interest at end of quarter
6.1	Interests in mining tenements relinquished, reduced or lapsed
Interests in mining tenements acquired or increased

Issued and quoted securities at end of current quarter – all reference to option exercise price is in AUSTRALIAN DOLLARS

Description includes rate of interest and any redemption or conversion rights together with prices and dates.

		Total number	Number quoted	Issue price per security (see note 3) (cents)	Amount paid up per security (see note 3) (cents)
7.1	Preference +securities(description)
7.2	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs, redemptions
7.3	+Ordinary securities	2,837,834,301	2,837,834,301
7.4	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs
7.5	+Convertible debt securities (description)
7.6	Changes during quarter (a) Increases through issues (b) Decreases through securities matured, converted
7.7	Options(description and conversion factor)	229,582,240 4,000,000 87,033,246	229,582,240 - -	Exercise price 3.8c 3.9c 3.3c	Expiry date 31.03.2017 30.11.2017 30.04.2018
7.8	Issued during quarter
7.9	Exercised during quarter
7.10	Expired during quarter
7.11	Debentures (totals only)
7.12	Unsecured notes (totals only)	NIL	NIL

SAMSON OIL & GAS LIMITED
March 2016 Quarterly Report

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act or other standards acceptable to ASX (see note 5).

2	This statement does give a true and fair view of the matters disclosed.

Sign here: ............................................................ Date: 29 April 2016

(Company secretary)

Print name:           Denis Rakich

Notes

1	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2	The “Nature of interest” (items 6.1 and 6.2) includes options in respect of interests in mining tenements acquired, exercised or lapsed during the reporting period. If the entity is involved in a joint venture agreement and there are conditions precedent which will change its percentage interest in a mining tenement, it should disclose the change of percentage interest and conditions precedent in the list required for items 6.1 and 6.2.

3	Issued and quoted securities The issue price and amount paid up is not required in items 7.1 and 7.3 for fully paid securities.

4	The definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows applies to this report.

5	Accounting Standards ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

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